Exhibit 10.8

CONTRACT FOR SERVICES

I.  CONTRACTING PARTIES:

This contract and agreement is entered into by and between Makeup, Incorporated, 3388 Via Lido, 4th floor, Newport Beach, California 92663 and Savvy Office Solutions, 8431 Fairway Rd, Richmond BC, Canada V7C1Y5. The contract effective date shall be August 31, 2007.

II.  STATEMENT OF SERVICES TO BE PERFORMED:

Savvy Office Solutions shall provide the services of Buyer, Customer Care Management, and Administration, more particularly described as follows:

Position:  Buyer

To encompass:

*	Sourcing & negotiating price for purchasing cosmetics
*	Evaluating new brands for suitability (including product, packaging, and price point analysis)
*	Developing a network of suppliers of cosmetics
*	Strategic partnering with suppliers to develop and maintain a good working relationship
*	Working with the vendors on co-branding, GWP, and sampling programs
*	Understanding by commodity what brands, quality, and price equal maximum value
*	Determining and setting pricing strategies and initiatives
*	Preparing import documentation as required
*	Liaising with design department to create images for the web for activating items on the site
*	Liaising with marketing department to initiate and roll out promotions and advertising initiatives
*	Liaising with accounting department regarding product procurement
*	Liaising with shipping department and warehouse regarding delivery of new product
*	Staying abreast of new products, product lines, manufacturers, and industry trends that will compliment the already existing products and product lines
*	Attend business trips and industry trade shows as required

Position: Customer Care Management

To encompass:

*	Answering incoming 1-866 calls
*	Responding to messages and email inquiries
*	Processing incoming web orders – including Address and Verisign verification and order modification as required
*	Processing phone orders as required
*	Processing Return Authorizations and Manual Replacement Orders as required
*	Corresponding and communicating with the warehouse facility regarding order status, problem orders, tracking, and other circumstances as the need arises
*	Working with accounting and warehouse to resolve inventory issues resulting in delayed shipping
*	Arranging pick-up of returning products from customers
*	Communicating with UPS
*	Initiating and following up on carrier claims and traces
*	Manual entry of tracking numbers on fulfilled orders
*	Credit card capture and Navision export
*	Refunds and manual refunds as required
*	Customer promotion code creation and management
*	Developing and implementing a loyalty program in conjunction with the marketing department
*	Responding to BBB and Credit Card disputes and charge-backs

 Position: Administrative Assistant

To encompass:

*
Marketing, buying, and customer service support (newsletter creation, brand page creation, copy for product descriptions and brand write-ups, sourcing viable advertising venues and liaising with marketing manager to strategize on marketing plan

*
Affiliate Program Management (10-20 hours per week) through Commission Junction (includes sourcing, initiating, developing, and maintaining relationships with key affiliates in the network, creating promotions, affiliate newsletter, program management, overseeing payment process to ensure that affiliates are receiving commissions only on successful orders, contest development and implementation, answering affiliate inquiries, keeping apprised of developments in technology available, attending webinars and offline education on successful affiliate management for growth, and liaising with Commission Junction Account Managers to strategize on the best ways to optimize the program.)

*	Statistics as required (manual process for Boutique sales, overall sales, drop ship sales, coupon use, boutique standings)
*	Manipulating website images and ensuring correct categorization. Monitoring and maintaining top sellers, new products, and home page images/products.
*
Managing details of product items, brands, and categories to be placed on the Makeup.com web including the creation of colour swatches and images, writing SEO optimized item descriptions, and creation of unique Brand pages for Boutique vendors

*	Researching & writing beauty tips and website articles

III.  TERMS OF AGREEMENT:

This agreement shall be effective through August 31, 2008.  The contract may be subject to renegotiation by either party prior to the scheduled termination in the event of a material change, and upon thirty (30) day written notice.  The parties shall execute a Confidentiality Agreement simultaneously with this contract.

IV.  CONTRACT AMOUNT:

The total amount of this contract shall not exceed ONE HUNDRED FIFTEEN THOUSAND and NO/100 ($115,000.00) PER ANNUM.

V.   BASIS FOR CALCULATING REIMBURSABLE COSTS:

Out of pocket expense: Actual cost reimbursement supported by original invoice.

VI.  Payment for services performed shall be made on the basis of approved vouchers submitted monthly to Makeup.com, Incorporated, 3388 Via Lido, 4th Floor, Newport Beach, California 92663.

VII. This contract is governed by the laws of the state of California.

The parties’ signatures below are evidence of their agreement.

MAKEUP, INCORPORATED

Authorized Signatory

SAVVY OFFICE SOLUTIONS

Michelle Habkirk